Exhibit (j) under form N-1A
                                               Exhibit (23) under 601/Reg. S-K









              Consent of Ernst & Young LLP, Independent Auditors




We  consent  to the  references  to our  firm  under  the  caption  "Financial
Highlights" in the Class A Shares, Class B Shares and Class C Shares Prospectus and "Independent Auditors" in the Class A Shares, Class B Shares and Class C Shares Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 2-60103) of Federated High Income Bond Fund, Inc. and to the incorporation by reference of our report dated May 10, 2004 on Federated High Income Bond Fund, Inc. included in the Annual Report to Shareholders for the fiscal year ended March 31, 2004.






                                                      ERNST & YOUNG LLP





Boston, Massachusetts

May 27, 2004